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                                                                   EXHIBIT 10.49

                         ADDENDUM TO ASSEMBLY AGREEMENT
                                      AND
                          MASTER DISTRIBUTOR AGREEMENT
                        RESPECTING HEAVY-DUTY TRUCK UNIT

     This Addendum made as of the 17th day of September, 1999 by and between GLOBAL LEAK DETECTION (U.S.A.), INC., a Nevada, U.S.A. Corporation carrying on business at an office located in Texas City, Texas, U.S.A. (herein called "Manufacturer") and MOTORVAC TECHNOLOGIES, INC., a Delaware, U.S.A. Corporation with its principal office at Santa Ana, California, U.S.A. (sometimes called the "Assembler" or "Master Distributor").

RECITALS:

A. WHEREAS effective April 7, 1999 the parties entered into an Assembly Agreement and a concurrent Master Distributor Agreement (hereinafter called the "Agreements") with a common view that these Agreements would serve as an umbrella or master arrangement and different technology or products from time to time would be governed by those agreements as the new products became made subject to their respective provisions.

B. WHEREAS the Agreements originally dealt with the Automotive Unit and the Automotive Canister.

C. WHEREAS this current addition to the Agreements is to bring the Heavy-Duty Truck Unit and the Heavy-Duty Truck Canister under the agreement, further to paragraph 20 of the Assembly Agreement.

NOW THEREFORE IN CONSIDERATION of the mutual promises and covenants herein and the amounts to be paid pursuant hereto the parties agree as follows:

1. Manufacturer hereby appoints Assembler as the exclusive assembler of Heavy-Duty Truck Units in the Trading Areas under the Assembly Agreement, and Assembler hereby accepts such appointment, upon the terms and conditions set out in the Assembly Agreements made as of April 7, 1999, with the following particular and overriding changes being made thereto:

     (a) In the Assembly Agreement, all covenants, representations, warranties, rights and obligations of the parties relating to Automotive Units and the Automotive Canister shall apply equally to the Heavy-Duty Truck Unit and Heavy-Duty Truck Canister, respectively, throughout, with necessary changes being made to adapt the Agreement accordingly, and

     (b) In paragraph 2.2 of the Assembly Agreement the per unit base price for the Heavy-Duty Truck Canisters (including the electronic control
          module) shall be US $   each. The initial order for Heavy-Duty Truck
          Canisters shall be units, effective immediately upon execution by all parties of this Addendum. All subsequent orders for Heavy-Duty Truck
          Canisters shall be for a minimum of    units per order.

2.   Manufacturer hereby appoints Master Distributor as exclusive distributor to market, sell and distribute the Leak Chek Heavy-Duty Truck Unit, which product is hereby confirmed to be the one specified on Schedule A-2, attached hereto, amending the Master Distributor Agreement, and will also be deemed to be a "Product" under the
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     Agreement, such distribution to be for the Trading Area under the Master
     Distributor Agreement, and Master Distributor hereby accepts such appointment on the terms and conditions of this Addendum and the Master Distributor Agreement of April 7, 1999. The Master Distributor shall pay to
     the Manufacturer the sum of US$      payable to the extent of US$     upon
     execution of this addendum, with the balance payable as follows: US$
     shall be paid to Manufacturer for each Heavy-Duty Truck Unit sold for the
     first     Units - these monies will be paid quarterly on units shipped in the prior quarter (by the 15th of the following month). The payment of this
     balance is conditional only upon the sale of the first     units.

     Should the first right of refusal under Section 21 of the Assembly Agreement, be initiated, on or before September 30, 2001, this US$ payment (or so much thereof as has been paid) will be credited against the purchase price as outlined in Section 21 of the Assembly Agreement.

3. The attached Schedules A-2 and C-2 are additions to the Master Distributor Agreement. The first sentence of Section 1 (a) of the Master Distributor Agreement is amended to add "and Schedule A-2" immediately following the reference to Schedule A. Other references to Schedule A in the Master Distributor Agreement shall be deemed to refer to Schedule A and Schedule A-2. References to Schedule C, in the Master Distributor Agreement, shall be deemed to refer to Schedule C and Schedule C-2.

4.   Assembler hereby grants to Manufacturer the right to buy back completely
     manufactured Heavy Duty Truck Units at Assembler's cost plus    gross
     margin, plus freight and duty (in U.S. dollars), excluding any margin upon the cost of the Heavy Duty Truck Canister, electronic control module or other components provided by Manufacturer.

5. The provisions of the Agreements and Schedules thereto shall continue to apply to the Heavy Duty Truck Units and Heavy Duty Truck Canisters, mutatis mutandis.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first written.


                                         GLOBAL LEAK DETECTION (U.S.A.), INC.

                                         /s/  GERALD VANBERG
                                         ------------------------------------
                                         Gerald Vanberg, President


                                         MOTORVAC TECHNOLOGIES, INC.

                                         /s/  LEE W. MELODY
                                         --------------------------------
                                         Lee W. Melody, President
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                                 SCHEDULE "A-2"

                           LIST OF PRODUCT AND PRICES

                THE GLOBAL LEAK DETECTION HEAVY DUTY TRUCK UNITS

PRODUCTS:

      1. Heavy Duty Truck Units (including Heavy Duty Truck Canister) incorporating technology constituting the following patent applications filed with the United States Patent Office: Smoke
          Generating Apparatus (Canadian Application No.          U.S. File
          No.         and Smoke Generating Apparatus (Canadian Application
          No.         U.S. File No.           and non-exclusive use of
          technology incorporated in U.S. Patent Application filed
          August 30, 1999 for a method of inspection using marker vapour.

PRICING:

     (a)  The base price per unit (including the electronic control module) is
          US     plus applicable freight, insurance, duties, charges and other shipping as described in Sections 2.2 and 5.6 of the Assembly
          Agreement.

     (b)  The royalty is     of the gross selling price received by Master
          Distributor from all wholesale, dealer or retail sales.
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                                  SCHEDULE C-2

                             HEAVY DUTY TRUCK UNITS

                          INITIAL AND MINIMUM PURCHASE
                                  OF PRODUCTS

                       Conditions of Purchase and Payment

1.   INITIAL PURCHASE

     A.   The initial purchase of     Heavy Duty Truck Canisters shall be made
by purchase order from the Master Distributor to Manufacturer on or before
October 1, 1999. Delivery shall be made in lots of    , more or less.

     B. The price for each Heavy Duty Truck Canister (including the electronic control module):

          (i)  Base Price of US        plus other amounts described in the
               Agreements including without limitation paragraphs 2.2 and 5.6 of the Assembly Agreement, plus

          (ii) Royalty of    as set out on Schedule A-2.

2.   SUBSEQUENT ORDERS - MINIMUM PURCHASES

     A.   The minimum volume of Heavy Duty Truck Canister purchases for the
12-month period commencing January 1, 2000 shall be     Heavy Duty Truck
Canister units in order to maintain exclusivity.

     B. For years after December 31, 2000, the minimum volume of Heavy Duty Truck Canister purchases for each calendar year shall be equal to the actual number of Heavy Duty Truck Canister units purchased by Master Distributor in the immediately preceding calendar year (not less than the minimum) plus percent
( ) of such number in order to maintain exclusivity.

     C. Notwithstanding the foregoing, Manufacturer and Master Distributor shall negotiate in good faith to agree on appropriate minimum purchase requirements for the territories described under paragraph (d) of Schedule B (Trading Area) and the First Period for such minimum (the "First Period") on or by November 30, 2001. The determination if the minimum purchase requirement shall not be subject to the Dispute Resolution Provisions of Schedule F. The minimum purchase requirement for the year following such first Period (the "Second Period") shall be equal to the actual number of Heavy Duty Truck Canisters purchased in the previous year (not less than the minimum) plus percent ( ) of such number. In order to maintain exclusivity.